EX-99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Tortoise Essential Assets Income Term Fund does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Tortoise Essential Assets Income Term Fund for the period ended May 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Tortoise Essential Assets Income Term Fund for the stated period.

/s/ P. Bradley Adams
P. Bradley Adams
Chief Executive Officer, Principal Financial Officer and Treasurer
Tortoise Essential Assets Income Term Fund

Dated: August 2, 2019

This certification is being furnished pursuant to Item 12(b) of Form N-CSR and Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by Tortoise Essential Assets Income Term Fund for purposes of Section 18 of the Securities Exchange Act of 1934.